UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2025

MANGOCEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Texas	001-41615	87-3841292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 242-9619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	MGRX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 18, 2025, Mangoceuticals, Inc., a Texas corporation (the “Company”, “we” and “us”) entered into a Consulting Agreement with ArcStone Securities and Investments Corp. (“ArcStone” and the “ArcStone Agreement”), whereby ArcStone agreed to provide financial advisory, investor awareness and related consulting services as reasonably requested by the Company during the term of the agreement, which was for six months. In consideration for agreeing to provide the services under the agreement, the Company issued ArcStone 100,000 shares of restricted common stock valued at $2.57 per share for a total of $257,000 (the “ArcStone Shares”).

As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 25, 2025 (the “April Form 8-K”), on April 24, 2025, the Company entered into, and closed the transactions contemplated by, an Intellectual Property Purchase Agreement (the “IP Purchase Agreement”), with Smokeless Technology Corp. (“Smokeless”). Pursuant to the IP Purchase Agreement, we purchased certain intellectual property, contracts, and know-how owned by Smokeless related to certain intellectual property and related assets including, without limitation, all patents, trademarks, product formulations, know-how, agreements, contracts, contractor agreements, supply chain contracts, manufacturing contacts and agreements for the entrance into a new business involving and surrounding oral pouches as a delivery mechanism for nutritional and wellness products (collectively, the “Purchased IP”), in consideration for 1,600,000 shares of the Company’s restricted common stock (the “Smokeless Shares”) and the requirement to make certain royalty payments.

As previously disclosed in the April Form 8-K, on April 24, 2025, we entered into a Consulting Agreement with Strategem Solutions Inc. (“Strategem” and the “Strategem Agreement”), pursuant to which Strategem agreed to provide us the services of Tim Corkum (“Corkum”), in the capacity of President of a to be formed wholly-owned subsidiary of the Company, and to provide us consulting services related to the development of a pouch division, product innovation, business development, and commercialization strategy for a smokeless product vertical. In consideration for agreeing to provide the services under the agreement, the Company agreed to issue an aggregate of 120,000 shares of the Company’s common stock to Strategem (the “Strategem Shares”) under the Mangoceuticals, Inc. 2022 Equity Incentive Plan, which were to vest at a rate of 10,000 shares per month with the first month vesting upon execution of the Strategem Agreement. We also agreed to pay Strategem $12,500 per month in cash during the term of the Strategem Agreement, which would accrue on a monthly basis until the Company had completed a successful raise of an aggregate of at least $1.5 million from the sale of either debt or equity of the Company after the date of the agreement.

On May 22, 2025, the Company entered into three separate Mutual Rescission and Release Agreements (each a “Rescission Agreement”) with each of ArcStone, Smokeless and Strategem, pursuant to which: (a) the Company and ArcStone agreed to terminate and rescind the ArcStone Agreement, effective as of May 22, 2025 , each of the parties provided mutual releases of their obligations under the ArcStone Agreement, subject to certain continuing representations and warranties of ArcStone, and ArcStone agreed to cancel 50,000 of the ArcStone Shares, with the remaining 50,000 ArcStone Shares being retained by ArcStone in consideration for services rendered through the date of entry into the Rescission Agreement with ArcStone; (b) the Company and Smokeless agreed to terminate and rescind the IP Purchase Agreement, effective as of May 22, 2025, each of the parties provided mutual releases of their obligations under the IP Purchase Agreement, subject to certain continuing representations and warranties of Smokeless; the Company agreed to return all of the Purchased IP to Smokeless, and Smokeless agreed to cancel all 1,600,000 of the Smokeless Shares; and (c) the Company and Strategem agreed to terminate and rescind the Strategem Agreement, effective as of May 22, 2025, each of the parties provided mutual releases of their obligations under the Strategem Agreement, subject to certain continuing representations and warranties of Strategem; and Strategem agreed to waive any obligation of the Company to issue the 120,000 Strategem Shares, which have not been issued to date (collectively, (a) through (c), collectively, the “Rescissions”).

No material early termination penalties were incurred by the Company in connection with the Rescissions, except for the 50,000 ArcStone Shares which were retained by ArcStone in consideration for services rendered through the date of entry into the Rescission Agreement with ArcStone.

* * * * *

The foregoing description of the Rescission Agreements is only a summary of the material terms of such agreements, does not purport to be complete and is qualified in its entirety by reference to the full text of the Rescission Agreements, which are filed as Exhibits 10.1, 10.2 and 10.3, to this Current Report on Form 8-K and incorporated into this Item 1.01 in their entirety, by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above relating to the Rescission Agreement with Smokeless, is incorporated into this Item 2.01 by reference.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Mutual Rescission and Release Agreement dated May 22, 2025 and effective May 22, 2025, by and between Mangoceuticals, Inc. and ArcStone Securities and Investments Corp.
10.2*	Mutual Rescission and Release Agreement dated May 22, 2025 and effective May 22, 2025, by and between Mangoceuticals, Inc. and Smokeless Technology Corp.
10.3*	Mutual Rescission and Release Agreement dated May 22 2025 and effective May 22, 2025, by and between Mangoceuticals, Inc. and Strategem Solutions Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANGOCEUTICALS, INC.

Date: May 23, 2025	By:	/s/ Jacob D. Cohen
Jacob D. Cohen
Chief Executive Officer